UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2022

Blonder Tongue Laboratories, Inc.

(Exact Name of registrant as specified in its charter)

Delaware	1-14120	52-1611421
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Jake Brown Road, Old Bridge, New Jersey 08857

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (732) 679-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
NONE	NONE	NONE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on a Current Report on Form 8-K, filed on May 23, 2022, on May 18, 2022, the Board of Directors (the “Board”) of Blonder Tongue Laboratories, Inc. (the “Company”), acting on the recommendation of the compensation committee of the Board (the “Compensation Committee”), and the Company's chief executive officer, Edward R. Grauch (the “Executive”), agreed to make certain adjustments to the Executive’s compensation, to defer all of his cash compensation for a period of 180 days beginning May 23, 2022. As of each date on which compensation that would otherwise have been paid to Mr. Grauch, the Company will accrue a number of shares of its common stock calculated by dividing (i) the dollar amount of the deferred compensation for such date by (ii) the fair market value of one share of the Company’s common stock. The deferred compensation will be paid to Mr. Grauch on or before March 15, 2023.

On December 30, 2022, the Board, acting on the recommendation of the Compensation Committee, agreed to make certain adjustments to the compensation of the Executive, whereby pursuant to a deferred compensation agreement, entered into by and between the Company and the Executive on December 30, 2022 (the “December 2022 Deferred Compensation Agreement”), the Executive agreed to defer all of his cash compensation from the Company (the “Accrued Compensation”) during the period beginning on January 1, 2023 and ending on June 3, 2023 (the “Suspension Period”).

Pursuant to the December 2022 Deferred Compensation Agreement, on or before June 30, 2023, the Company shall deliver to the Executive the full amount of the Accrued Compensation, subject to compliance with tax withholding obligations as described in the December 2022 Deferred Compensation Agreement. The form of payment of the Accrued Compensation shall be via: (1) payment of cash; (2) the issuance of that number of shares of the Company’s common stock derived by dividing (a) the amount of Accrued Compensation, by (b) the Fair Market Value of one share of the common stock as of such date (the “Compensation Shares”); or (3) a combination of cash and Compensation Shares. The form of payment of the Accrued Compensation shall be at the sole discretion of the Board.

The Compensation Shares issued, if any, will be issued under and pursuant to the Company’s Second Amended and Restated Executive Stock Purchase Plan, approved by the Board on September 10, 2020, as amended, and will be validly issued, fully paid and non-assessable when delivered.

In addition, in the event of a Change in Control, as defined in the December 2022 Deferred Compensation Agreement, prior to the delivery of the cash and/or Compensation Shares, all further suspensions of payment of the Executive’s compensation shall cease, and the Accrued Compensation as of the date of such Change in Control shall be immediately payable to the Executive in cash, subject to all applicable tax withholding obligations.

Item 5.02 of this Current Report on Form 8-K contains only a brief description of the material terms of and does not purport to be a complete description of the rights and obligations of the parties to the December 2022 Deferred Compensation Agreement, and such description is qualified in its entirety by reference to the full text of the December 2022 Deferred Compensation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*	Deferred Compensation Agreement, by and between Blonder Tongue Laboratories, Inc. and Edward R. Grauch, dated December 30, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLONDER TONGUE LABORATORIES, INC.

Dated: January 6, 2023	By:	/s/ Eric Skolnik
Eric Skolnik
Senior Vice President and Chief Financial Officer

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